CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 17, 2016, relating to the financial statements and financial highlights which appear in the December 31, 2015 Annual Reports to Shareholders of JPMorgan Insurance Trust Core Bond Portfolio, JPMorgan Insurance Trust Global Allocation Portfolio, JPMorgan Insurance Trust Income Builder Portfolio, JPMorgan Insurance Trust Intrepid Mid Cap Portfolio, JPMorgan Insurance Trust Mid Cap Value Portfolio, JPMorgan Insurance Trust Small Cap Core Portfolio, and JPMorgan Insurance Trust U.S. Equity Portfolio (each a separate portfolio of JPMorgan Insurance Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 18, 2016